Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free 800-830-3542 or go to website: www.2voteproxy.com/jhf

3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	JOHN HANCOCK MASSACHUSETTS TAX-FREE INCOME FUND	PROXY

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 9, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF JOHN HANCOCK TAX-EXEMPT SERIES FUND

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Charles A. Rizzo, John J. Danello, Betsy Anne Seel, Christopher Sechler, Kinga Kapuscinski, Nicholas J. Kolokithas, Andrew Wilkins, Salvatore Schiavone and Leo Zerilli with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Massachusetts Tax-Free Income Fund (“Massachusetts Tax-Free Fund”), a series of John Hancock Tax-Exempt Series Fund (“Tax-Exempt Series”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of Tax-Exempt Series (the “Meeting”) to be held at 601 Congress Street, Boston, Massachusetts 02210, on Friday, January 9, 2015, at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [ ], 2014, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.2voteproxy.com/jhf VOTE VIA THE TELEPHONE: 800-830-3542

999 9999 9999 999

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

John Hancock Advisers, LLC

By: __________________________________

Name: ________________________________

Title: _________________________________

Date: _________________________________

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between Massachusetts Tax-Free Fund and John Hancock Tax-Free Bond Fund (the “Acquiring Fund”). Under this agreement, Massachusetts Tax-Free Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Massachusetts Tax-Free Fund. The Acquiring Fund also would assume Massachusetts Tax-Free Fund’s liabilities.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

[__________]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free 800-830-3542 or go to website: www.2voteproxy.com/jhf

3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	JOHN HANCOCK NEW YORK TAX-FREE INCOME FUND	PROXY

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 9, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF JOHN HANCOCK NEW YORK TAX-FREE INCOME FUND

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Charles A. Rizzo, John J. Danello, Betsy Anne Seel, Christopher Sechler, Kinga Kapuscinski, Nicholas J. Kolokithas, Andrew Wilkins, Salvatore Schiavone and Leo Zerilli with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock New York Tax-Free Income Fund (“New York Tax-Free Fund”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of New York Tax-Free Fund (the “Meeting”) to be held at 601 Congress Street, Boston, Massachusetts 02210, on Friday, January 9, 2015, at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [ ], 2014, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.2voteproxy.com/jhf VOTE VIA THE TELEPHONE: 800-830-3542

999 9999 9999 999

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

John Hancock Advisers, LLC

By: __________________________________

Name: ________________________________

Title: _________________________________

Date: _________________________________

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between New York Tax-Free Fund and John Hancock Tax-Free Bond Fund (the “Acquiring Fund”). Under this agreement, New York Tax-Free Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of New York Tax-Free Fund. The Acquiring Fund also would assume New York Tax-Free Fund’s liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

[__________]